                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                 14a-12

                CONDOR TECHNOLOGY SOLUTIONS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or
           schedule and the date of its filing.
           (1)  Amount previously paid:
                ----------------------------------------------------------
           (2)  Form, schedule or registration statement no.:
                ----------------------------------------------------------
           (3)  Filing party:
                CONDOR TECHNOLOGY SOLUTIONS, INC.
                ----------------------------------------------------------
           (4)  Date Filed:
                4/10/00
                ----------------------------------------------------------

                       CONDOR TECHNOLOGY SOLUTIONS, INC.
                               170 JENNIFER ROAD
                                   SUITE 325
                           ANNAPOLIS, MARYLAND 21401

                                 April 12, 2000

Dear Stockholders:

    It is my pleasure to invite you to the 2000 Annual Meeting of Stockholders of Condor Technology Solutions, Inc. to be held on Tuesday, May 16, 2000 at 10:00 a.m., Eastern Daylight Time, at the offices of the Company at 170 Jennifer Road, Suite 325, Annapolis, Maryland.

    At the meeting, we will report on important activities and accomplishments of the Company and review the Company's financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on your Company and its activities. You will also have an opportunity to meet your directors and other executives of the Company.

    The meeting will also be devoted to the election of three Class III directors, approval of a new Employee Stock Purchase Plan, approval of PricewaterhouseCoopers LLP as the independent accountants for 2000, and consideration of other business matters properly brought before the meeting.

    Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. I therefore urge you to complete, sign, date and return your proxy promptly in the enclosed envelope. Your return of a proxy in advance will not affect your right to vote in person at the Annual Meeting.

    I hope that you will attend the Annual Meeting. The officers and directors of the Company look forward to seeing you at that time.

                                          Very truly yours,

                                          /s/ Kennard F. Hill

                                          Kennard F. Hill
                                          Chairman of the Board, President and
                                            Chief Executive Officer

                       CONDOR TECHNOLOGY SOLUTIONS, INC.
                               170 JENNIFER ROAD
                                   SUITE 325
                           ANNAPOLIS, MARYLAND 21401

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, MAY 16, 2000

To our Stockholders:

    The Annual Meeting of Stockholders of Condor Technology Solutions, Inc. will be held on Tuesday, May 16, 2000, at 10:00 a.m. EDT at the offices of the Company at 170 Jennifer Road, Suite 325, Annapolis, Maryland, for the following purposes:

        1. To elect three Class III directors, each for a term of three years and until their respective successors have been elected and qualified;

        2. To consider and vote upon a proposal to approve the adoption of a new Employee Stock Purchase Plan;

        3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2000; and

        4. To transact such other business as may properly come before the Meeting.

    Stockholders of record at 5:00 p.m. EST on March 31, 2000 are entitled to receive notice of and to vote at the Meeting.

    You are cordially invited to attend the Meeting. Please carefully read the attached Proxy Statement for additional information regarding the matters to be considered and acted upon at the Meeting.

    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. No postage need be affixed to the return envelope if mailed in the United States. If you attend the Meeting, you may withdraw your proxy and vote in person by ballot.

                                          /s/ John F. McCabe

                                          John F. McCabe
                                          Vice President, General Counsel
                                            and Secretary

Annapolis, Maryland
April 12, 2000

                       CONDOR TECHNOLOGY SOLUTIONS, INC.
                               170 JENNIFER ROAD
                                   SUITE 325
                           ANNAPOLIS, MARYLAND 21401

                            ------------------------

                                PROXY STATEMENT

    This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy Card are being furnished in connection with the solicitation by the Board of Directors of Condor Technology Solutions, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders scheduled to be held on Tuesday, May 16, 2000, at 10:00 a.m. EDT, at the offices of the Company at 170 Jennifer Road, Suite 325, Annapolis, Maryland, and any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the enclosed Proxy Card are being furnished on or about April 12, 2000, to all holders of record of the Company's Common Stock as of 5:00 p.m. EST on March 31, 2000. A copy of the Company's 1999 Annual Report to Stockholders accompanies this Proxy Statement.

    At the Meeting, Stockholders will elect three Class III directors, each to serve for a term of three years. Stockholders will also act upon proposals to adopt a new Employee Stock Purchase Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2000.

                       VOTING SECURITIES AND RECORD DATE

    The Board of Directors has fixed 5:00 p.m. EST on March 31, 2000 as the record date (the "Record Date") for determination of Stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 15,218,430 shares of Common Stock issued and outstanding and there were no other voting securities of the Company outstanding. Each outstanding share of Common Stock entitles the record holder thereof to one vote.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

    Eligible stockholders of record may vote at the Meeting in person or by means of the enclosed Proxy Card. You may specify your voting choices by marking the appropriate boxes on the Proxy Card. The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to or at the Meeting, will be voted in accordance with the instructions specified thereon. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted by the proxy holders as recommended by the Board of Directors.

    The Board of Directors encourages you to complete and return the Proxy Card even if you expect to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting by giving written notice of revocation to the Secretary of the Company, by submission of a proxy bearing a later date or by attending the Meeting in person and casting a ballot.

    The proxy holders, Kennard F. Hill and John F. McCabe, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by stockholders. The Proxy Card also authorizes the proxy holders to vote the shares represented with respect to any matters not known at the time this Proxy Statement was printed that may properly be presented for consideration at the Meeting. YOU MUST RETURN A SIGNED PROXY CARD IF YOU WANT THE PROXY HOLDERS TO VOTE YOUR SHARES OF COMMON STOCK.

    Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

    The cost of soliciting proxies will be borne by the Company. Following the mailing of proxy solicitation materials, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares of Common Stock for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    The Amended and Restated By-Laws of the Company (the "By-Laws") provide that the Company's business shall be managed under the direction of a Board of Directors, with the number of directors to be fixed by the Board of Directors from time to time. The Board of Directors has fixed the number of directors which shall constitute the entire Board of Directors at seven.

    Pursuant to the Company's Amended and Restated Certificate of Incorporation, the Company's Board of Directors is divided into three classes: Class I, Class II and Class III, each class being as nearly equal in number as possible. The directors in each class serve terms of three years and until their respective successors have been elected and qualified. There are presently two directors in each of Class I and Class II and three directors in Class III.

    The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three year term. The term of the three Class III directors, Ann Torre Grant, Kennard
F. Hill and William M. Newport, will expire at the Meeting. The other four directors will remain in office for the remainder of their respective terms, as indicated below.

    Director candidates are nominated by the Board of Directors. Stockholders are also entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth in the By-Laws.

    Each of the nominees for election as a Class III director has consented to being named as a nominee for director of the Company and has agreed to serve if elected. In the event that any of the nominees should become unavailable or unable to serve as a director, the persons named as proxies on the Proxy Card will vote for the person(s) the Board of Directors recommends.

    Set forth below is certain information regarding each nominee for Class III director and each Class I and Class II director, whose term of office will continue after the Meeting.

NOMINEES FOR CLASS III DIRECTORS

    Kennard F. Hill, 59, has been Chief Executive Officer and a director of the Company since January 1997 and President since October 30, 1999. Mr. Hill became Chairman of the Board of the Company upon the closing of the initial public offering of the Company's common stock in February 1998. From January 1997 to February 1998, Mr. Hill also served as President of the Company. Mr. Hill was Group President of I-NET, Inc., a network computing and systems integration services company, from September 1995 to December 1996. From June 1993 to
June 1995, Mr. Hill was President and Chief Executive Officer of Insource Technology, Inc., an IT consulting firm. From June 1992 to June 1993, Mr. Hill was a private consultant on client/server acquisition strategy in the healthcare industry. From 1988 to July 1992, Mr. Hill was Chief Executive Officer of DataLine Inc., a data processing and IT firm. From 1968 to 1988, Mr. Hill was employed by Electronic Data Systems Corporation ("EDS"), a full-service IT provider. He served as President of General Motors-EDS for North America from 1985 to 1988. At EDS, Mr. Hill also served as chief of the Healthcare Division, having previously served as its Director of Sales. Mr. Hill also was an officer of EDS's Federal Corp. subsidiary and a director of its National Heritage Insurance Corp. subsidiary, which provides healthcare underwriting for lower-income policyholders. Mr. Hill serves on the board of directors of Employee Solutions, Inc., an employee outsource services provider. Mr. Hill attended the University of Texas and served two tours of duty as a United States Army pilot in Vietnam.

    Ann Torre Grant, 42, has been a director of the Company since March 1998. Ms. Grant has been a strategic and financial consultant since December 1997.
Ms. Grant was Executive Vice President, Chief Financial Officer and Treasurer of NHP, Incorporated ("NHP"), a multifamily property management company, from February 1995 until the sale of NHP in December 1997. From 1989 to
February 1995, Ms. Grant held various corporate finance positions with US Airways, serving as Vice President and Treasurer from 1991 to 1995. From 1983 to 1988, Ms. Grant held various corporate finance positions with American Airlines. Ms. Grant is a director of SLM Holding Co. and its subsidiary, Sallie Mae, of the Franklin Mutual Series Funds and of U S A Floral Products, Inc. Ms. Grant received a bachelor in business administration from the University of Notre Dame and a masters in business administration from Cornell University.

    William M. Newport, 64, has been a director of the Company since
February 1998. In addition, Mr. Newport has been a Director and Chairman of the Audit Committee of the Corporation for National Research Initiatives, a non-profit national information infrastructure research and development organization, since 1990. Mr. Newport has been a director of Authentix
Network, Inc., a privately held company engaged in providing roaming fraud prevention services and wireless e-mail to the wireless telecommunications industry, since July 1996. Mr. Newport has been the Chairman of the Board of Ursus Telecom Corporation, a public international telecommunications service company, since April 1998. Mr. Newport retired from Bell Atlantic Corporation in December 1993 as Vice President of Strategic Planning and a member of the Office of the Chairman after 36 years in the telecommunications industry. Mr. Newport was the President and Chief Executive of AT&T's cellular subsidiary from 1981 to 1983 when he joined the newly formed Bell Atlantic Corporation. Mr. Newport received a bachelor of science degree in electrical engineering from Purdue University and a masters of science degree in management from the Sloan School of Business at the Massachusetts Institute of Technology, which he attended as a Sloan Fellow.

INCUMBENT CLASS II DIRECTORS--TO CONTINUE IN OFFICE FOR TERMS EXPIRING IN 2002

    Dennis E. Logue, 56, has been a director of the Company since March 1998. Mr. Logue has held various faculty positions at the Amos Tuck School of Business Administration at Dartmouth College since 1974, including Professor of Management since July 1985 and Associate Dean from July 1989 to June 1993. From January 1994 to January 1995, Mr. Logue was the Economic Advisor to the Governor of New Hampshire. Prior to joining the faculty at the Amos Tuck School in 1974, Mr. Logue taught at Indiana University and worked at the U.S. Treasury as a senior research economist. In addition, Mr. Logue has been a visiting professor at the University of California at Berkeley, the University of Virginia and Georgetown University. Mr. Logue was a founder and has served on the board of directors of Ledyard National Bank since 1991. He also serves on the board of directors of Sallie Mae (GSE), Promontory Software Technology, and Synergy Innovations, Inc. Mr. Logue is also a Trustee of Crossroads Academy and a Trustee of the Josiah Bartlett Center for Public Policy. Mr. Logue received a bachelor of arts degree in English and philosophy from Fordham University, a masters degree in business administration from Rutgers University and a Ph.D. in managerial economics from Cornell University.

    William E. Hummel, 37, has been a director of the Company since
February 1998. Mr. Hummel has been President of Federal Computer Corporation ("Federal"), one of the eight information technology service companies acquired in connection with the Offering (the "Founding Companies"), since June 1994. Mr. Hummel served as Vice President of the Company on May 4, 1999 until his resignation from that position on January 17, 2000. From June 1984 to May 1994, Mr. Hummel was President of Federal Datatronics Division, Inc., a systems integration company servicing the federal government. Mr. Hummel received a bachelor of science degree in business administration from Drake University.

INCUMBENT CLASS I DIRECTORS--TO CONTINUE IN OFFICE FOR TERMS EXPIRING IN 2001

    Peter T. Garahan, 53, has been a director of the Company since
February 1998. Mr. Garahan has been a principal of The Ryegate Group, a strategic and financing consulting firm, since January 1997. From December 1997 through December 1999, Mr. Garahan was Chief Operating Officer of Amteva Technologies, an Enhanced Voice Services Software Company. From March 1995 to December 1996, Mr. Garahan was Executive Vice President--Sales and Marketing of Mitchell International, an IT company servicing the automotive industry and a subsidiary of the Thomson Corporation, a major publishing and information company. From May 1992 through December 1996, Mr. Garahan was President of Mitchell Medical, formerly Medical Decision Systems, a software company specializing in automotive medical insurance claims analysis. Mr. Garahan serves on the board of directors of Celeris Corporation. Mr. Garahan received a bachelor of arts degree from the State University of New York at Stony Brook and a masters degree in business administration from Cornell University and is a veteran of the United States Navy.

    C. Lawrence Meador, 54, has been Vice Chairman of the Board of Directors of the Company since February 1998. Mr. Meador was the founder and President of MST, a Founding Company, since 1992. From January 1996 to June 1998, Mr. Meador served, under an MST contract, as the Chief Information Officer of CIGNA Property and Casualty, an insurance company. Mr. Meador has also been on the academic staff of the Massachusetts Institute of Technology for over 20 years, during which period he was a consultant to numerous international Fortune 1000 companies, governmental bodies and other organizations. From 1974 to 1992, Mr. Meador was the Founder, President and Chief Executive Officer of Decision Support Technology, Inc., a firm established to commercialize MIT research on Decision Support Systems. From 1985 to 1987 he served as a Co-Founder, Director and Vice Chairman of Software Productivity Research, Inc. Mr. Meador serves as chairman of the board of directors for Clinician Support Technology, Inc., an internet-based health care company. Mr. Meador received a bachelor of science degree from the University of Texas and masters degrees in management and mechanical engineering from the Massachusetts Institute of Technology.

COMPENSATION OF DIRECTORS

    Directors who are also officers or employees of the Company do not receive additional compensation for serving as directors. Each director who is not an officer or employee of the Company receives an annual retainer fee of $14,000, plus $1,000 per day or any portion of a day for attendance at meetings of the Board of Directors and any Committee of the Board, and $500 for each telephonic meeting of the Board or Committee of the Board. In addition, under the Company's 1997 Long-Term Incentive Plan, each non-employee director will be granted, subject to certain exceptions, an annual option to acquire 5,000 shares at the first meeting of the Board of Directors immediately following an annual meeting of the Company's stockholders at which such director is re-elected or remains a director. In addition, each person who becomes a non-employee director in the future will be granted automatically an option to acquire 10,000 shares upon such person's initial election as a director. Each such option will have an exercise price equal to the fair market value per share of Common Stock on the date of grant. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, and visiting the Company's offices and other specified locations in their capacity as directors.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

    During 1999, the Board of Directors held nine meetings and took action by unanimous written consent on a number of occasions. Each director of the Company attended 75% or more of all Board meetings and 75% or more of all meetings of each committee on which such director served.

    The Board of Directors has established an Audit Committee, a Compensation Committee and a Finance Committee. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent accountants and consists of Ms. Grant (Chair) and Messrs. Newport and Logue. The Compensation Committee approves salaries and certain incentive compensation for management and key employees of the Company, administers the 1997 Long-Term Incentive Plan, administers the 1998 Employee Stock Purchase Plan, reviews executive benefit plans and health and welfare plans, and consists of Messrs. Garahan (Chair) and Newport and Ms. Grant. Mr. Newport was appointed to serve on the Compensation Committee in January 2000, replacing Edward Mathias. The Finance Committee advises the Company on financing alternatives and arrangements, approves credit agreements and consists of Ms. Grant (Chair) and Mr. Garahan.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of the Record Date by (i) each person known to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) each named executive officer; and (iv) all executive officers and directors as a group. Unless otherwise indicated, all persons listed have an address in care of the Company's principal executive offices and have sole voting and investment power with respect to their shares.

NAME                                                           NUMBER     PERCENT
----                                                          ---------   --------
Capital Group International Inc.(1).........................  1,175,000      7.7%
Fleet Boston Corporation(2).................................    905,670      5.9
Jerry B. Ward...............................................    738,178      4.8
C. Lawrence Meador(3).......................................    616,605      4.0
Kennard F. Hi11(4)..........................................    229,493      1.5
William E. Humme1(5)........................................    148,244      1.0
Michael G. Paglaiccetti(6)..................................     70,162        *
Peter J. Jobse(7)...........................................     40,000        *
William M. Newport(8).......................................     16,667        *
Ann Torre Grant(8)..........................................     15,667        *
Dennis E. Logue(8)..........................................     11,867        *
Peter T. Garahan(8).........................................     11,667        *

All directors and executive officers as a group (15
  persons)..................................................  4,207,367     27.5%

------------------------

*   less than 1.0%

1. Shares reported are based on a Form 13G filing. The stockholder's principal address is: 11100 Santa Monica Blvd., 15(th) Floor, Los Angeles, CA 90025. Of the total shares beneficially owned, the stockholder has the sole power to vote for 540,000 shares.

2. Shares reported are based on a Form 13G filing. The stockholder's principal address is: One Federal Street, Boston, MA 02110. Of the total shares beneficially owned, the stockholder has sole power to vote for 742,770 shares.

3. The amount shown includes 3,333 restricted shares which vest ratably over 18 months.

4. Of the amount shown, 155,000 shares are owned of record by the Hill-Craft Irrevocable Family Trust, of which Mr. Hill and his spouse, Shirley Craft, are trustees and share voting power and investment power with respect to such shares. The amount shown includes 68,500 restricted shares which vest ratably over 18 to 24 months. Unvested shares forfeit upon termination.

5. The amount shown includes 1,900 restricted shares which vest ratably over 18 to 24 months. Unvested shares forfeit upon termination.

6. The amount shown includes 36,000 restricted shares which vest ratably over 18 to 24 months. Unvested shares forfeit upon termination.

7. The amount shown includes options to purchase 10,000 shares of common stock that are currently exercisable.

8. The amount shown includes options to purchase 11,667 shares of Common Stock that are currently exercisable.

                             EXECUTIVE COMPENSATION

    The following table sets forth information regarding compensation for the years ended December 31, 1999, 1998 and 1997 of the Company's Chief Executive Officer and the other four most highly compensated executive officers during 1999 (the "Named Executive Officers"). Except for the Chief Executive Officer, no executive officer's total salary and bonus exceeded $100,000 in 1997. In addition, no executive officers were granted options in or prior to 1997.

SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                               -----------------------
                                                   ANNUAL COMPENSATION         SECURITIES   RESTRICTED
                                              ------------------------------   UNDERLYING     STOCK           OTHER
                                     YEAR      SALARY    BONUS(1)   OTHER(2)    OPTIONS     AWARDS(3)    COMPENSATION(4)
                                   --------   --------   --------   --------   ----------   ----------   ---------------
Kennard F. Hill..................    1999     $446,446   $    --    $41,525       25,000(5)  $175,959        $ 9,688
  Chairman of the Board,             1998      289,500    80,000     40,734      150,000(5)    19,980          7,711
  President and Chief Executive      1997      216,000        --         --           --           --             --
  Officer

C. Lawrence Meador(6)............    1999      431,000        --         --       25,000(5)    13,230          3,102
  Vice Chairman of the Board         1998      431,000    60,000         --           --       19,980         10,975

Michael G. Paglaiccetti(6).......    1999      220,000        --         --           --       75,411          3,000
  Vice President and Chief           1998      232,308    60,000         --       75,000(5)    74,925         10,757
  Operating Officer

Jerry B. Ward(6).................    1999      210,000        --         --           --           --          1,110
  Vice President

Peter J. Jobse(6)................    1999      176,410    65,000(7)      --       60,000       79,380          5,583
  Vice President

Daniel J. Roche(6)...............    1999      253,282        --         --       35,000(5)   110,603(8)       2,250
  Former President and Chief         1998      220,000        --         --       75,000(5)    84,915(8)       6,439
  Operating Officer

------------------------

1. Bonus amounts are reflected in the year to which they are attributable and not the year in which they are paid.

2. Fringe benefit amounts are omitted to the extent the aggregate value of such benefits is less than 10% of salary and bonus or $50,000. The amount shown for Mr. Hill reflects housing allowance.

3. Restricted stock awards were issued in which certain members of management were granted restricted Common Stock at a price of $.01 per share. Ownership of this restricted Common Stock vests ratably over 18 to 24 months. This stock is subject to forfeiture in the event certain tenure criteria are not met. The amounts shown represent the full dollar value of the shares of Common Stock based on the closing market price on the date of grant, less the $.01 share exercise price.

4. Consists of matching contributions under a defined contribution 401(k) or profit sharing plan and the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of the Named Executive Officer.

5. During August 1999, these options were cancelled at the request of the Named Executive Officer.

6. Messrs. Meador and Paglaiccetti joined the Company on February 10, 1998. Mr. Ward joined the Company on December 10, 1998. Mr. Jobse joined the Company on February 22, 1999. Mr. Roche voluntarily terminated his employment effective October 30, 1999.

7.  Amount represents hiring bonus.

8. Unvested restricted stock award balances were forfeited upon Mr. Roche's termination on October 30, 1999.

OPTION GRANTS IN LAST FISCAL YEAR

    Options granted to the Named Executive Officers during 1999 are set forth in the following table. No stock appreciation rights ("SARs") were granted during 1999.

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                 NUMBER OF     PERCENT OF                                  ANNUAL RATES OF STOCK
                                   SHARES     TOTAL OPTIONS                               PRICE APPRECIATION FOR
                                 UNDERLYING    GRANTED TO       EXERCISE                      OPTION TERM(2)
                                  OPTIONS       EMPLOYEES        PRICE       EXPIRATION   -----------------------
NAME                             GRANTED(1)      IN 1999      ($/SHARE)(1)      DATE        5%($)        10%($)
----                             ----------   -------------   ------------   ----------   ----------   ----------
Kennard F. Hill................    25,000(3)       3%            $11.50        2/16/09     $180,807     $458,201
C. Lawrence Meador.............    25,000(3)       3%             11.50        2/16/09      180,807      458,201
Michael G. Paglaiccetti........        --          --                --             --           --           --
Jerry B. Ward..................        --          --                --             --           --           --
Peter J. Jobse.................    30,000          4%             11.50        2/16/09      216,969      549,841
                                   30,000          4%              2.28         8/4/09       43,035      109,060
Daniel J. Roche................    35,000(3)       4%             11.50        2/16/09      253,130      641,481

------------------------

1. The exercise price of each option was equal to at least the fair market value of the underlying Common Stock on the date of grant, as determined in accordance with the 1997 Long-Term Incentive Plan. Each option vests ratably over a three year period.

2. Future value of current-year grants assuming appreciation of 5% and 10% per year over the applicable option term. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

3.  These options were cancelled at the request of the Named Executive Officer.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table provides the specified information concerning unexercised options held as of December 31, 1999 by the Named Executive Officers. There were no options exercised by the Named Executive Officers, and no SARs outstanding, during 1999.

                                                                 NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED                IN-THE-MONEY
                                                                      OPTIONS AT                       OPTIONS AT
                                 SHARES                            DECEMBER 31, 1999                DECEMBER 31, 1999
                               ACQUIRED ON                    ---------------------------   ---------------------------------
                                EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE(1)   UNEXERCISABLE(1)
                               -----------   --------------   -----------   -------------   --------------   ----------------
Kennard F. Hill..............       --            $ --             --               --           $--               $ --
C. Lawrence Meador...........       --              --             --               --            --                 --
Michael G. Paglaiccetti......       --              --             --               --            --                 --
Jerry B. Ward................       --              --             --               --            --                 --
Peter J. Jobse...............       --              --             --           60,000            --                 --
Daniel J. Roche..............       --              --             --               --            --                 --

------------------------

1. The last reported sales price of the Common Stock on December 31, 1999, as reported by the Nasdaq Stock Market, was $1.38, which was less than the lowest exercise price of $2.28 per share.

EMPLOYMENT AGREEMENTS; COVENANTS NOT TO COMPETE

    Effective January 2, 1997, the Company entered into an employment agreement with Mr. Hill providing for an annual base salary of $216,000 through February 10, 1998 and $300,000 thereafter. On January 1, 1999, Mr. Hill's salary was increased to $480,000 per annum. Mr. Hill's salary was reduced to a rate of $262,500 per annum between October 1, 1999 and December 31, 1999. Mr. Hill also participates in the incentive bonus program established by the Company in the same manner as the other executives as described below. Mr. Hill's employment agreement has a three-year term with automatic renewals for successive one-year periods (each a "Renewal Period") unless, within 30 days prior to the termination of any such period, either party shall have given written notice to the other party that the term shall not be so extended.

    Messrs. Meador and Paglaiccetti have entered into employment agreements with the Company providing for an annual base salary of $431,815 and $220,000, respectively, and a bonus to be determined annually in accordance with the annual incentive program of the Company for senior executives, which bonus shall be contingent upon the achievement of certain corporate and/or individual performance goals established from time to time by the Compensation Committee. Mr. Meador's agreement provides that he shall be paid a special bonus equal to 1% of the total purchase price or total investment for any acquisition or joint venture by the Company that Mr. Meador identifies and in which he assists in the closing thereof. Mr. Meador's employment agreement became effective as of the closing of the initial public offering of the Company's common stock in February 1998, and was terminated effective August 30, 1999. In accordance with his employment agreement, Mr. Meador will receive severance payments in the form of continuation of his base salary through February 10, 2001.
Mr. Paglaiccetti's employment agreement was effective as of February 10, 1998 for a term of three years with automatic renewals for successive one-year periods unless, at least two months prior to the termination of any such period, either party shall have given notice to the other party that the term shall not be so extended. Each of these agreements provide that, in the event of a termination of employment by the Company without cause (other than upon the death or disability of the employee) or by the employee for good reason (including (i) a material breach by the Company of the compensation and benefits provisions set forth in the agreement; (ii) a material breach by the Company of any other term of the agreement; or (iii) a material diminution in the employee's duties or responsibilities, as defined under the agreement, the employee shall be entitled to severance payments equal to the employee's base salary as in effect immediately prior to such termination over the longer of the then-remaining term or 12 months (the "Severance Period"). In addition, under the foregoing circumstances, all options to purchase Common Stock issued to the employee shall become immediately vested and exercisable and, subject to the 1997 Long-Term Incentive Plan, shall remain exercisable during the Severance Period. In October 1999, Mr. Paglaiccetti was awarded a cash retention bonus in the amount of $50,000 which vested on April 1, 2000.

    Each of the aforementioned employees will also be entitled to coverage under the group medical care, disability and life insurance benefit plans or arrangements in which such employee is participating at the time of termination, for the continuation of the Severance Period, provided such employee does not have comparable substitute coverage from another employer. Each employment agreement contains a covenant-not-to-compete with the Company without the prior approval of the Board of Directors of the Company. The covenant-not-to-compete is in effect during the period of employment, as well as during the Severance Period, if applicable. In the case of Mr. Meador, the covenant-not-to-compete is in effect initially for a period of four years from the closing of the Offering, although the Company must continue to pay him his base salary in order to keep the covenant-not-to-compete in effect beyond the Severance Period.

    Mr. Jobse's compensation was established pursuant to a written employment offer in January 1999 and was adjusted in November when he was promoted to the position of Chief Operating Officer. Pursuant to a termination agreement, Mr. Jobse will receive a $50,000 payment by April 14, 2000 and will receive severance in the form of salary continuation through July 31, 2000. Mr. Jobse' restricted management stock also vests under that agreement.
Mr. Ward's compensation was established at $200,000 per annum pursuant to a consulting agreement, which was effective upon the acquisition of the assets of Global Core Strategies, Inc. in December 1998. The consulting agreement includes a covenant not to compete to the later of December 10, 2001 or one year after the expiration of the agreement.

    The information set forth in the following Report shall not be deemed incorporated by reference into any existing or future filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"", which incorporate by reference this Proxy Statement, except to the extent that the Company specifically incorporates such information by reference.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
  COMPENSATION

    The Compensation Committee, subject to the approval of the Board of Directors, determines the amount and form of compensation and benefits payable to the Company's executive officers. The Compensation Committee currently consists of three members, none of whom is a current or former employee or officer of the Company.

    In general, the goals of the Compensation Committee are to enable the Company to (i) recruit, develop and retain highly motivated and qualified executive management; (ii) maximize financial performance, balancing appropriately the short and long term goals of the Company; and (iii) align the interests of Company management with those of its stockholders through the use of stock options and incentives tied to increases in stockholder value.

    The Compensation Committee's philosophy in structuring a competitive executive compensation program is to provide for both variable incentive pay and base salary. The Committee anticipates that variable incentive compensation will become increasingly important as the Company matures and establishes baseline results. The Committee's evaluation of performance will focus on the operating and financial performance of divisions and the Company as a whole. Performance-based incentive pay is available through the 1998 Annual Incentive Plan and the grant of equity-based compensation under the 1997 Long-Term Incentive Plan, both of which are discussed below.

    The Compensation Committee reviews the compensation of the Chief Executive Officer, President and Chief Operating Officer and any other officer of the Company or a subsidiary with base salary compensation of $175,000 or more annually based on a variety of factors, including individual performance, market-based salary trends, and the Company's overall financial results. Base salaries for other officers are set by the Chief Executive Officer, subject to review and approval by the Compensation Committee.

    The compensation of Messrs. Hill and Roche for 1999 was established pursuant to employment agreements entered into prior to the Offering. Mr. Paglaiccetti's and Mr. Meador's compensation for 1999 was determined pursuant to employment agreements, which were effective upon consummation of the Offering. The Offering occurred prior to the appointment of the Compensation Committee. Mr. Ward's compensation for 1999 was established pursuant to a consulting agreement, which was effective upon the acquisition of the assets of Global Core
Strategies, Inc. in December 1998. Mr. Jobse's compensation was established pursuant to a written employment offer in January 1999, and adjusted in November when he was promoted to the position of Chief Operating Officer.

    During 1998, the Compensation Committee recommended, and the Board of Directors approved, an annual incentive plan (the "1998 Annual Incentive Plan"). The purpose of the 1998 Annual Incentive Plan is to provide senior management, as well as other key employees, with additional performance incentives in the form of an annual incentive bonus to be paid in recognition of meeting certain financial, operational and qualitative goals to be set on an annual basis. Incentive bonus levels will vary in accordance with individual and corporate performance, with senior executives and qualified employees eligible to receive a bonus of up to 100% of annual salary based on exceptional performance.

    Based on factors described above, particularly the financial performance of the Company, the Committee did not award cash incentive compensation in regard to 1999.

    The Committee provides equity incentive compensation through the grant of stock options under the Company's 1997 Long-Term Incentive Plan (the "Plan"). All grants of options under the Plan are made at an exercise price equal to the fair market value of the Common Stock on the grant date and vest in three annual installments. In 1999 and through March 31, 2000, stock options for 829,000 shares of Common Stock were granted by the Compensation Committee under the Plan. In addition, an aggregate of 363,300 shares of restricted stock was granted under the Plan to 22 individuals including an aggregate of 191,800 shares to Messrs. Hill, Meador, Paglaiccetti, Jobse and Roche. Further, 530,000 stock options were cancelled to increase the pool of available unallocated stock options, including cancellation of 385,000 options held by Messrs. Hill, Meador, Paglaiccetti and Roche. An aggregate of 925,000 shares of restricted stock was granted to 81 employees under a special program for employees of the Global business unit of the Company. All restricted stock vests in equal installments over 18 to 24 months. The Compensation Committee intends to make future grants under the Plan based on the achievement of individual and Company goals, as well as a subjective analysis of the executive's or key employee's contributions to the Company.

    Section 162(m) of the Internal Revenue code limits the deductibility of compensation in excess of $1.0 million paid to the Chief Executive Officer and the four most highly compensated officers of the company (other than the Chief Executive Officer) in any fiscal year, unless the compensation qualifies as "performance based compensation." The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to cause compensation to be deductible by the Company while simultaneously providing executive officers of the Company with appropriate and competitive compensation. The aggregate base salaries and bonuses of the Company's executive officers are not in the foreseeable future expected to exceed the $1.0 million limit, and options under the Company's Long-Term Incentive Plan are intended to qualify as performance-based compensation.

                                          Compensation Committee:

                                          Peter T. Garahan (Chair)
                                          Ann Torre Grant
                                          William M. Newport

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors has a Compensation Committee consisting of Peter T. Garahan (Chair), Ann Torre Grant and William M. Newport. Except for Mr. Hill, the Company's Chairman, President and Chief Executive Officer, no other officer or employee participated in deliberations of the Board of Directors concerning executive officer compensation. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Common Stock (collectively, "Reporting Persons") to file initial reports of ownership and reports of changes of ownership of the Common Stock with the

Securities and Exchange Commission ("SEC"). Reporting Persons are required to furnish the Company with copies of all forms that they file under
Section 16(a). Based solely upon a review of the copies of such forms received by the Company or written representations from Reporting Persons, the Company believes that, through the date of this Proxy Statement, all Reporting Persons complied with all applicable filing requirements under Section 16(a).

CERTAIN TRANSACTIONS

    The Company was formed in August 1996. The Company was initially capitalized by SCM, LLC, a Virginia-based merchant banking firm known as "Commonwealth" of which J. Marshall Coleman, formerly the Chairman of the Board, is a member. In connection with the organization of the Company, members of Commonwealth acquired 1,413,806 shares of Common Stock in exchange for consulting, financial advisory and capital raising services provided by members of Commonwealth to the Company and the commitment of a member of Commonwealth to provide the funds necessary to effect the acquisition of the Founding Companies and the Offering. These shares were distributed to the members of Commonwealth, Mr. Coleman, James
J. Martell, Jr. and Charles F. Smith, in November 1997. Commonwealth was reimbursed for the funds advanced by it to the Company out of the proceeds of the Offering, together with interest on such advances at the prime rate. Such advances aggregated approximately $2,770,000 as of the closing of the Offering. On May 29, 1998 the Company and Mr. Smith entered into a settlement agreement pursuant to which the Company reimbursed Mr. Smith for certain cash advances made by him on behalf of the Company to fund organizational costs; entered into a sublease agreement with Mr. Smith for premises located in Virginia previously occupied the Company; and the Company and Mr. Smith exchanged releases. The sublease was subsequently terminated, and the premises re-let.

    Simultaneously with the February 10, 1998 closing of the Offering, the Company acquired by merger and in exchange for cash and shares of its Common Stock (the "Mergers") all of the issued and outstanding stock of the Founding Companies, at which time each Founding Company became a wholly owned subsidiary of the Company. The aggregate consideration paid by the Company in the Mergers consisted of (i) approximately $47.1 million in cash; (ii) 2,307,693 shares of Common Stock, for an aggregate value of approximately $24.0 million; and
(iii) approximately $1.3 million of indebtedness of the Founding Companies assumed by the Company. The Company also assumed options to purchase shares of common stock of one of the Founding Companies, which constitute options to purchase an aggregate of 62,471 shares of Common Stock of the Company at the initial public offering price.

    The consideration paid for the Founding Companies was determined through arm's-length negotiations between the Company and the representatives of each Founding Company. The factors considered by the Company in determining the consideration paid included, among others, the historical operating results, the net worth, the amount and type of indebtedness and the future prospects of the Founding Companies. Each Founding Company was represented by independent counsel in the negotiation of the terms and conditions of the Mergers. Immediately prior to the Mergers, one of the Founding Companies repurchased certain shares held by a minority stockholder for $2.0 million and distributed $1.0 million to its stockholders and another Founding Company distributed $4.0 million to certain stockholders. Each of the stockholders of the Founding Companies has agreed not to compete with the Company through February 9, 2002.

    In connection with the Merger of MST into the Company, and as consideration for his interest in MST, Mr. Meador, who is an executive officer, director and holder of 4% of the outstanding shares of Common Stock of the Company, received 603,846 shares of Common Stock and approximately $9.8 million in cash. Additionally, pursuant to an arrangement in the purchase agreement, contingent consideration of up to $8,400,000 may be paid to MST, $2,520,000 of which would be paid in cash and the remainder of which would be paid in Common Stock, depending on MST's pre-tax income in 1999 and 2000.

    In connection with the Merger of Federal into the Company, and as consideration for his interest in Federal, Mr. Hummel, who is a director of the Company, received 115,385 shares of Common Stock and approximately $1.5 million in cash. Additionally, pursuant to an arrangement in the purchase agreement, Mr. Hummel has earned contingent consideration of $734,203 payable in cash and/or stock of Company.

PERFORMANCE MEASUREMENT PRESENTATION

    The following graph shows a comparison of the cumulative total returns for an investment in the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Computer & Data Processing Services Index. Although the SEC requires the Company to present a graph for a five year period, the Common Stock has been publicly traded only since February 5, 1998 and; as a result, the following chart commences as of such date.

    The comparison assumes the investment of $100 on February 5, 1998 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                  2/5/98  6/30/98  12/31/98  6/30/99  12/31/99
Condor Technology Solutions                       100.00   113.46     76.92    36.06     10.58
Nasdaq Composite Index                            100.00   112.54    131.91   161.86    244.25
Nasdaq Computer & Data Processing Services Index  100.00   130.04    158.63   198.98    348.22

            PROPOSAL 2--APPROVAL OF NEW EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors proposes that the stockholders of the Company approve the adoption of the 2000 Employee Stock Purchase Plan (the "Plan" or the "ESPP"), pursuant to which shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), would be made available for purchase by eligible employees of the Company. The following summary of the principal features of the Plan is a fair and complete summary of the Plan and it is qualified in its entirety by the full text of the Plan, which appears as EXHIBIT A to this Proxy Statement.

GENERAL

    The purpose of the Plan is to promote the success and enhance the value of the Company by providing eligible employees with the opportunity to purchase Common Stock of the Company so as to increase their interests in the Company's success and encourage them to remain in the Company's employ. The Plan is intended to qualify as an employee stock purchase plan under section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

    The Plan authorizes the purchase of up to 325,000 shares of Common Stock by eligible employees. However, the number of shares available for purchase under the Plan will be adjusted for stock dividends, stock splits, reclassifications and other changes affecting the Company's Common Stock. The shares available for purchase under the Plan may, in the discretion of the Board of Directors of the Company (the "Board"), be authorized but unissued shares of Common Stock, shares purchased on the open market, or shares from any other proper source.

ADMINISTRATION

    The ESPP will be administered by the Compensation Committee. The interpretation and construction by the Compensation Committee will be, to the full extent permitted by law, final.

    In the event that insufficient shares are available under the ESPP for a full allocation of shares to all participants during a given Offering Period (as defined below), the Compensation Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner among the persons exercising options as shall be practicable and as it shall determine to be equitable.

ELIGIBILITY

    All employees of the Company or its subsidiaries are eligible to participate in the ESPP, except the following: (i) employees who are customarily employed for less than 20 hours per week; (ii) employees who are customarily employed for less than five months in a calendar year; (iii) employees who own or hold options to purchase or who, as a result of participation in the ESPP, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company as determined pursuant to Section 424(d) of the Code; and (iv) employees whose right to purchase Common Stock under the ESPP accrues at a rate which exceeds $25,000 worth of stock for each calendar year in which such option is outstanding at any time.

OFFERING PERIODS AND ENROLLMENT

    Each Offering Period of Common Stock under the ESPP will be for a period of six (6) months. Offering Periods will commence on the first day of July and January of each year. The Compensation Committee may change the duration of Offering Periods without stockholder approval, subject to certain limitations set forth in the ESPP.

    Eligible employees may participate in any Offering Period by submitting a subscription agreement to the Company on or before the fifteenth day of the last month before the Offering Period. Once enrolled, a participant automatically will participate in each succeeding Offering Period unless the participant withdraws from the Offering Period or the ESPP. Upon enrollment, a participant authorizes payroll deductions of up to five percent (5%) of the participant's base salary or wages, bonuses and incentive compensation received during an Offering Period. After a participant sets the rate of payroll deductions for an Offering Period, the participant may increase or decrease the rate for any subsequent Offering Period, but may only decrease the rate for the current Offering Period. Only one change may be made during an Offering Period, unless otherwise approved by the Compensation Committee. No interest accrues on payroll deductions.

PURCHASE OF STOCK

    The number of whole shares that a participant may purchase in any Offering Period will be determined by dividing the total amount of payroll deductions withheld from the participant during the Offering Period by the price per share determined as described below. The purchase will take place automatically on the Exercise Date. No fractional shares will be purchased and any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share will be retained for the subsequent Offering Period, subject to earlier withdrawal as allowed by the ESPP. Any other monies remaining in a participant's account after the Exercise Date will be returned to the participant.

    In no event may the participant purchase more than $25,000 worth of Common Stock in any calendar year.

PURCHASE PRICE

    The purchase price of shares purchased in any Offering Period will be 85% of the average of the fair market value of the Common Stock on either (i) the first business day of the Offering Period, or (ii) the Purchase Date, whichever is less. The fair market value will be determined in good faith by the Compensation Committee, based upon such factors as the Compensation Committee determines relevant; provided, however, that if there is a public market for the Common Stock, the fair market value of a share of Common Stock on a given date shall be the closing price on the exchange or national market system as of such date, or if there were no sales of Common Stock on that date, then on the next preceding date on which there were sales, in either case as reported in THE WALL STREET JOURNAL.

WITHDRAWAL

    A participant may withdraw from the ESPP or any Offering Period by giving written notice to the Company. All of the participant's payroll deductions credited to the participant's account will be paid to the participant after receipt of notice of withdrawal. After such a withdrawal, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant completes a new subscription agreement.

TERMINATION OF EMPLOYMENT

    If a participant's employment terminates for any reason (including death, disability or retirement) the participant will be deemed to have elected to withdraw from the ESPP and the payroll deductions credited to the participant's account during the Offering Period, but not yet used to exercise the option, will be returned to such participant, or in the case of the participant's death, to the persons entitled to receive such funds.

RECAPITALIZATION

    Subject to any required action by the Stockholders of the Company, the number of shares of Common Stock covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of

Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

    In the event of a merger or consolidation in which the Company is a surviving corporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled.

    In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock. Such adjustments to stock or securities of the Company shall be made by the Compensation Committee, whose determination shall be final.

RESALE OF SHARES

    The ESPP imposes a six month holding period on the shares of Common Stock purchased by participants. The Company intends to register the shares issuable under the ESPP on a Registration Statement on Form S-8. Participants who are affiliates of the Company may not resell under the Form S-8 Registration Statement any shares purchased under the ESPP. Such resales must either be described in a separate prospectus (or, in certain instances, registered in a separate registration statement) or be effected in accordance with Rule 144 or another available exemption under the Securities Act.

AMENDMENT OF THE ESPP

    The Company, insofar as permitted by law, may at any time amend, suspend or discontinue the ESPP except that no revision or amendment may increase the number of shares of Common Stock which may be issued under the ESPP, materially increase the benefits accruing to participants under the ESPP or otherwise materially modify the requirements for eligibility without the approval of the stockholders of the Company.

TAX CONSEQUENCES

    The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Participants will not recognize income for federal income tax purposes either upon enrollment in the ESPP or upon purchase of shares thereunder. All tax consequences of purchasing shares under the ESPP are deferred until the participant sells or otherwise disposes of the shares or dies. The Company will be entitled to a deduction for federal income tax purposes to the extent that a participant recognizes ordinary income on a disqualifying disposition of the shares in the year of the disqualification, but not if a participant meets the holding requirements. The foregoing is intended to be a brief summary of the tax consequences of transactions under the ESPP based on federal tax laws in effect on the date hereof. As federal and state tax laws may change, the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.

PLAN BENEFITS

    If the ESPP is approved by stockholders, the initial offering period will commence on July 1, 2000. The number of shares that will be purchased by executive officers or employees cannot be determined at this time because the number of shares which may be purchased depends on the number of employees that elect to participate in the ESPP and the amount they wish to contribute towards the purchase of shares of Common Stock.

REQUIRED VOTE

    Approval of the adoption of the Plan requires an affirmative vote by a majority of the total votes cast on the proposal in person or by proxy and entitled to vote. Broker non-votes and abstentions are not treated as votes cast for this purpose and have no effect on the outcome of the vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends a vote "FOR" approval of the adoption of the 2000 Employee Stock Purchase Plan.

                PROPOSAL 3--APPROVAL OF INDEPENDENT ACCOUNTANTS

    The Board of Directors, upon the recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP, independent accountants, as auditors of the Company to examine and report to stockholders on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending on December 31, 2000. PricewaterhouseCoopers LLP currently serves as the Company's independent accountants. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions from stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends a vote "FOR" approval of the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2000.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals submitted for inclusion in the Proxy Statement for the 2001 Annual Meeting of Stockholders must be received by the Company at the Company's executive office in Annapolis, Maryland and must be submitted in accordance with Rule 14a-8 of the Exchange Act on or before December 13, 2000.

                                 OTHER BUSINESS

    The Board of Directors does not intend to bring any other matter before the Meeting and does not know of any other business which others will present for consideration at the Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Annual Meeting of Stockholders and this Proxy Statement may be acted on at the Meeting. If any other business does properly come before the Meeting the proxy holders will vote on such matters according to their discretion.

    ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

EXHIBIT A

                       CONDOR TECHNOLOGY SOLUTIONS, INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN

    The following constitutes the provisions of the 2000 Employee Stock Purchase Plan (the "Plan") of CONDOR TECHNOLOGY SOLUTIONS, INC. (the "Company").

    1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423.

    2.  DEFINITIONS.

        (a)  "Board" means the Company's Board of Directors.

        (b)  "Code" means the Internal Revenue Code of 1986, as amended.

        (c)  "Committee" means the Compensation Committee of the Board.

        (d) "Common Stock" means the Common Stock, $0.01 par value, of the Company.

        (e) "Compensation" means an Eligible Employee's regular base pay, overtime, incentive compensation, bonuses and commissions and any other wage payments. The Committee, in its discretion, may (on a uniform and nondiscriminatory basis) establish different definitions of "Compensation" prior to a start of an Offering Period for all options to be granted during such Offering Period.

        (f) "Continuous Status as an Eligible Employee" shall mean the absence of any interruption or termination of service as an Eligible Employee. Continuous Status as an Eligible Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that either such leave is for a period of not more than ninety (90) days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

        (g) "Eligible Employee" shall mean any person who is customarily employed by the Company or a Subsidiary and is regularly scheduled to work more than twenty (20) hours per week, including officers but excluding directors in their capacity as such.

        (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (i) "Fair Market Value" means the fair market value of the Common Stock as determined in good faith by the Committee, based upon such factors as the Committee determines relevant; PROVIDED, HOWEVER, that if there is a public market for the Common Stock, the fair market value of a share of Common Stock on a given date shall be the closing price on the exchange or national market system as of such date, or, if there were no sales of Common Stock on that date, then on the next preceding date on which there were sales, in either case as reported in THE WALL STREET JOURNAL.

        (j)  "Grant Date" means the first business day of an Offering Period.

        (k) "Offering Period" means a period of six calendar months for each offering made under the Plan during which payroll deductions shall be made from the Compensation of Eligible Employees granted an option under the Offering.

        (l) "Offering Price" means the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Company's Common Stock on the Grant Date; or (ii) eighty-five percent

    (85%) of the Fair Market Value of a share of the Company's Common Stock on the Purchase Date.

        (m) "Participant" means an Eligible Employee who has elected to participate in the Plan.

        (n) "Purchase Date" means the date on which the Participant's account is credited for shares purchased under the Plan (customarily the last business day of the third month of an Offering Period and the last business day of an Offering Period).

        (o)  "Securities Act" means the Securities Act of 1933, as amended.

        (p) "Subsidiary" means any corporation, domestic or foreign, in which the Company owns, directly or indirectly, fifty percent (50%) or more of the voting shares.

    3. ELIGIBILITY. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an option under the Plan if: (i) immediately after the grant, such Eligible Employee (or any other person whose stock ownership would be attributed to such Eligible Employee pursuant to Code Section 424(d)) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary of the Company (including all shares underlying any outstanding options to acquire such securities); or (ii) the rate of withholding under such option would permit the Eligible Employee's rights to purchase shares under all employee stock purchase plans (described in Code Section 423) of the Company and its Subsidiaries at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such shares (determined at the time such option is granted) for each calendar year.

    4. OFFERINGS. Subject to the provisions of the Plan, the Company shall from time to time in its discretion make offerings to Eligible Employees to purchase Common Stock under the Plan, specifying the Grant Date and the Offering Period.

    5.  PARTICIPATION.

        (a) Subject to the limitations contained in Section 3 and the restrictions contained in Section 6(c), an Eligible Employee may become a Participant by completing a subscription agreement authorizing payroll deductions on the form and in the manner provided by the Company and filing it with the Company's payroll office not less than two (2) weeks prior to the beginning of an Offering Period, or, for Eligible Employees who are hired after the foregoing date, the payroll period within an Offering Period with respect to which it is to be effective, in either case unless a different time for filing the subscription agreement is set by the Company. Once enrolled, a Participant remains enrolled in each subsequent Offering Period of the Plan at the designated payroll deduction unless the Participant withdraws by providing the Company with a written Notice of Withdrawal in accordance with Section 9 herein or files a new subscription agreement in accordance with Section 6(c) herein changing the Participant's designated payroll deduction.

        (b) Payroll deductions for a Participant shall commence with the next payroll period following the beginning of the Offering Period or the first payroll period commencing at least two (2) weeks after the date of the valid filing of a subscription agreement, whichever is later, and shall end when terminated by the Participant as provided in Section 9 herein or otherwise pursuant to this Plan.

    6.  PAYROLL DEDUCTIONS.

        (a) At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made automatically on each payday at a rate not exceeding five percent (5%), or such other rate as may be determined from time to time by the Committee, of the

    Compensation which he or she would otherwise receive on such payday, provided that the aggregate of such payroll deductions during any Offering Period shall not exceed five percent (5%), or such other percentage as may be determined from time to time by the Committee, of the aggregate Compensation which he or she would otherwise have received during such Offering Period.

        (b) All payroll deductions authorized by a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into such account.

        (c) A Participant may change the rate of his or her payroll deductions by completing and filing with the Company either a withdrawal form specified by the Company or a new payroll deduction authorization form; provided that such form is received by the Company during one (1) of the following periods (each a "Window Period"):

            June 1 through June 15
           September 1 through September 15
           December 1 through December 15
           March 1 through March 15

    provided further, that such rate change shall be effective starting as of the immediately following payroll period. The Committee may, from time to time and in its discretion, modify the timing or duration of the Window Periods or adopt other reasonable and uniform restrictions on Participants' ability to withdraw from the Plan or change the rate of payroll deductions.

        (d) To the extent necessary, but only to such extent, to comply with Code Section 423(b)(8) and Section 3 herein, a Participant's payroll deductions may be automatically decreased to zero percent (0%) at such time during any Offering Period which is scheduled to end in the current calendar year that the aggregate of all payroll deductions accumulated with respect to the applicable Offering Period and any other Offering Period ending within the same calendar year equals twenty-five thousand dollars ($25,000). Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the next succeeding Offering Period, unless terminated by the Participant as provided in
    Section 9 herein.

    7. EXERCISE OF OPTION AND PURCHASE OF SHARES. Unless a Participant withdraws from the Offering Period as provided in Section 9 herein, his or her option for the purchase of shares will be exercised automatically on each Purchase Date, and the maximum number of full shares subject to options will be purchased at the applicable option price with the accumulated payroll deductions in his or her account. The number of shares of Common Stock purchased by each Participant shall be determined by dividing (i) the amount accumulated in his or her account on the Purchase Date by (ii) the lower of (x) eighty five percent (85%) of the Fair Market Value of a share of Common Stock on the first business day of an Offering Period or (y) eighty five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date; provided, however, that the maximum number of shares a Participant may purchase during each Offering Period shall be the number of shares purchasable under the Plan during the Offering Period with the maximum payroll deductions permitted by Section 6(d) herein, based upon the Fair Market Value of the Common Stock at the beginning of the Offering Period. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant on the Purchase Date. During his or her lifetime, a Participant's option to purchase shares hereunder is exercisable only the by Participant.

    8.  PARTICIPANTS' ACCOUNTS.

        (a) At the time of purchase, each Participant will immediately acquire full beneficial ownership of all shares purchased for his account. All shares will be registered in the name of a nominee for the account of the Participant until delivery is requested. Stock certificates will be issued to Participants only upon their request or at the time of termination of the Plan or a

    Participant's withdrawal from the Plan. Stock certificates will be issued only in the name of the Participant as it appears on the Participant's subscription agreement, or in the Participant's name jointly with a member of the Participant's family, with a right of survivorship. A Participant who requests a stock certificate prior to termination of the Plan or his or her withdrawal from the Plan may not receive such stock certificate until such time as his account is credited with at least 50 full shares, and may not in any event receive more than one stock certificate in any calendar quarter.

        (b) Each Participant will receive quarterly statements from the Company as soon as practicable following each Purchase Date. Such statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

    9.  WITHDRAWAL; TERMINATION OF EMPLOYMENT.

        (a) During one of the Window Periods specified in Section 6(c) herein, a Participant may withdraw all, but not less than all of the payroll deductions credited to his or her account under the Plan by giving written notice to the Company. If the Participant withdraws from the Offering Period, all of the Participant's payroll deductions credited to his or her account will be paid to the Participant as soon as practicable after receipt of the notice of withdrawal and his or her option for the current Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares will be made during such Offering Period or subsequent Offering Periods, except pursuant to a new subscription agreement filed in accordance with Section 5 herein.

        (b) Upon termination of the Participant's Continuous Status as an Eligible Employee prior to a Purchase Date during an Offering Period for any reason, including retirement or death, the payroll deductions accumulated in his or her account will be returned to him or her as soon as practicable after such termination or, in the case of death, to the person or persons entitled thereto under Section 13 herein, and his or her option will be automatically canceled.

        (c) In the event a Participant fails to remain in Continuous Status as an Eligible Employee for at least twenty (20) hours per week during an Offering Period in which he or she is a Participant, he or she will be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to his or her account will be returned to the Participant and the option canceled.

        (d) A Participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any Offering Period or in any similar plan which may hereafter be adopted by the Company.

    10. INTEREST. No interest or any other sum whatsoever shall accrue on the payroll deductions of a Participant in the Plan.

    11.  STOCK.

        (a) The maximum number of shares of the Company's Common Stock which shall be reserved for sale under the Plan shall be Three Hundred Twenty Five Thousand (325,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 17 herein. If the total number of shares which would otherwise be subject to options granted hereunder exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby and shall return any excess funds accumulated in each Participant's account as soon as practicable after the next subsequent Purchase Date.

        (b) Shares of Common Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

    12. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee may, from time to time and consistent with Code Section 423, adopt rules and regulations (applied on a uniform and nondiscriminatory basis) as it deems advisable or desirable in its discretion including, without limitation, rules regarding excessive Plan enrollment, terminations, withdrawals and rate changes. The administration, interpretation or any other application of the Plan whatsoever by the Committee shall be final, conclusive and binding upon all Participants and any other interested parties for all purposes whatsoever. Members of the Committee are not eligible to participate in the Plan during such service.

    13.  DESIGNATION OF BENEFICIARY.

        (a) A Participant may file a written designation of a beneficiary who is to receive shares and/or cash, if any, from the Participant's account under the Plan in the event of such Participant's death at a time when cash or shares are held for his or her account.

        (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one (1) or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may reasonably designate.

    14. TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13 herein) by the Participant. Such rights and interest shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Consequently, a Participant's interest in the Plan is not transferable pursuant to a domestic relations order. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 9 herein.

    15. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

    16. RIGHTS AS A STOCKHOLDER. None of the rights and privileges of a stockholder of the Company shall exist with respect to shares purchased under the Plan unless and until (i) the Participant or his or her nominee is reflected as the owner of such shares on the Company's stock records or (ii) a stock certificate representing such shares shall have been issued to the Participant or his or her nominee, as the case may be.

    17.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

        (a) Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserved Shares"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.

        (b) In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Participant that the option shall be fully exercisable, and the option will terminate upon the expiration of such period.

        (c) The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserved Shares, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

    18. AMENDMENT OR TERMINATION. The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 17 herein, no such termination will affect options previously granted. Except as provided in said
Section 17, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. In addition, to the extent necessary, but only to such extent, to comply with Exchange Act
Rule 16b-3 or with Code Section 423 (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval of an amendment in such a manner and to such a degree as so required.

    19. NOTICES. All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when actually received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

    20. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be sought in the manner and degree required under Code Section423.

    21.  CONDITIONS UPON ISSUANCE OF SHARES.

        (a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, any applicable foreign laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b) As a condition to the exercise of an option, if required by applicable securities laws, the Company may require the Participant for whose account the option is being exercised to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        (c) Any sale of shares of Common Stock by an Participant during his or her employment by the Company or a Subsidiary, or following termination of the Eligible Employee's employment for any reason other than death, shall at all times be subject to, and shall be permitted only to the extent that any such sale complies with, the policies and procedures of the Company concerning insider trading that are applicable to the Participant or were applicable to the Participant on the date of such termination of employment, as the case may be.

    22. ADMINISTRATIVE EXPENSES. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Company. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but any fees, taxes and other expenses whatsoever (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.

    23. NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary. The Plan shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time with or without cause; nor, upon any dismissal, shall the Plan be deemed to confer or grant any right or interest in any specific assets of the Company other than as expressly provided in the Plan.

    24. GOVERNING LAW. The substantive laws of the State of Maryland will govern all matters relating to this Plan except to the extent such laws are superseded by the laws of the United States.

    25. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 20 herein. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 18 herein.

PROXY CARD

                       CONDOR TECHNOLOGY SOLUTIONS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Kennard F. Hill and John F. McCabe (the "Proxy Committee") or any of them as proxies, with full power of substitution, to vote as directed all Shares of Condor Technology Solutions, Inc. the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders of Condor Technology Solutions, Inc. to be held at the executive offices of the Company at 170 Jennifer Road, Suite 325, Annapolis, Maryland on May 16, 2000, at 10:00 a.m. THIS PROXY AUTHORIZE(S) EACH OF THEM TO VOTE AT HIS DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. IF THIS CARD CONTAINS NO SPECIFIC VOTING INSTRUCTIONS, MY (OUR) SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

/X/  Please mark your votes
     as in this example

The Board of Directors recommends a vote FOR election of directors and FOR proposals 2 and 3.

                                                                   FOR ALL NOMINEES  WITHHELD FOR ALL
                                                                   LISTED AT RIGHT
                                                                      (except as
                                                                       marked)
1.   Election of Kennard F. Hill, Ann Torre Grant and William M.         / /               / /
     Newport as Class III Directors for a three-year term ending at the annual meeting in 2003

To withhold authority to vote for any individual nominee, write that nominee's name on the line below:

--------------------------------------------------------------------------------

                                                                    FOR                AGAINST              ABSTAIN
2.   Approval of adoption of 2000 Employee Stock Purchase Plan      / /                  / /                  / /

                                                                    FOR                AGAINST              ABSTAIN
3.   Approval of Appointment of Independent Accountants             / /                  / /                  / /

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of the three Class III directors and FOR proposals 2 and 3.

                                              Date:

                                              __________________________________

                                              Signature(s):

                                              __________________________________

                                              __________________________________

                                              __________________________________

                                              NOTE: Please sign exactly as name
                                                    appears hereon. Joint owners
                                                    should each sign. When
                                                    signing as attorney,
                                                    executor, administrator,
                                                    trustee or guardian, please
                                                    give full title as such.